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                                                                  EXHIBIT 10.52

         $ 313,573.59                                   Fort Myers, Florida
                                                        Dated: September 1, 2002

                                 PROMISSORY NOTE

         For value received (which, under the original Promissory Note referred to below, was 313,215 shares of common stock of Radiation Therapy Services, Inc. at $3.50 per share), Graciela R. Garton, M.D. ("Debtor") promises to pay to the order of Radiation Therapy Services, Inc. ("Payee"), a Florida corporation, at 2234 Colonial Blvd., Fort Myers, Florida, 33907, or at such other place as Payee may from time to time designate in writing, the principal sum of Three Hundred Thirteen Thousand Five Hundred Seventy Three Dollars and Fifty Nine Cents ($313,573.59). Beginning on September 1, 2002, interest shall accrue at the Prime Rate (as hereinafter defined) that is in effect on the date of this Note and each annual anniversary thereafter that any outstanding principal amount remains owing on this Note. This Note, when executed by Debtor, shall replace that previous Note dated August 14, 1998 in the amount of $1,096,252.50 which is attached hereto as Exhibit A, and that previous Note shall then be cancelled.

         Beginning on October 1, 2002, Debtor shall pay to Payee principal and interest, per the attached payment schedule, on a monthly basis in arrears on the first day of the month of this Note until all principal and interest owing pursuant to this Note is paid in full. All unpaid principal and all accrued and unpaid interest on this Note, unless sooner due and payable upon the occurrence of an event of default hereunder, shall be due and payable in full on September 1, 2017.

         "Prime Rate" as used herein means the prime rate published in the Wall Street Journal, Eastern Edition on the date of this Note and each annual anniversary thereafter that any outstanding principal remains owing on this Note; provided, however, in the event that the Wall Street Journal, Eastern Edition does not publish the prime rate on the date of this Note or the applicable annual anniversary, then "prime rate" shall mean, as applicable, the prime rate published on the immediately next business day after the date of this Note or the applicable annual anniversary that the Wall Street Journal, Eastern Edition publishes such rate.

         Debtor will be provided with a revised payment schedule prior to each anniversary date if there has been any change in the prime rate.

         Debtor may make prepayments of principal on this Note without penalty.

         This Note shall be with full recourse to Debtor. Further, to secure full and timely payment of this Note, Debtor hereby pledges to Payee, and grants to Payee, a security interest in 313,215 shares of Radiation Therapy Services, Inc. together with all substitutions therefor (whether by conversion, stock split, recapitalization, reorganization, exercise of rights, other corporate act or otherwise), all proceeds thereof and all distributions (whether from liquidation, dissolution, winding up or otherwise) with respect thereto (the "Pledged Stock"). On the

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occurrence of an event of default, Payee shall have all of the rights and remedies of a secured creditor with respect to the Pledged Stock, as well as all rights and remedies otherwise available at law or in equity.

         Failure of Debtor to make any payment of interest or principal when due shall be deemed to be an event of default. It shall also be an event of default if Debtor files a petition seeking relief, or consents to the filing or instituting of proceedings against him, under any federal or state bankruptcy law or other similar law, or causes, permits or consents to the appointment of, or taking possession by, a receiver or similar official of all or substantially all of Debtor's property. On the occurrence of an event of default, Payee may declare the entire amount due hereunder immediately due and payable (except that in the case of an event of default described in the immediately preceding sentence, the entire amount due hereunder automatically shall become due and payable), and the interest rate hereunder shall be increased from and after such default to twelve percent (12%) per annum (but in no event in excess of the maximum rate permitted by Florida law).

         This Note shall be binding upon Debtor and Debtor's legal representatives, heirs and assigns. Presentation for payment, notice of dishonor, protest and notice of protest are hereby waived.

         Debtor agrees to pay and shall pay all documentary stamp taxes due on this Note.

         In the event of any litigation arising under this Note, the non-prevailing party shall pay the prevailing party's attorneys' fees and costs incurred in litigation.

         This Note shall be governed by the laws of the State of Florida and may not be changed or terminated orally.

Dated this 1st day of September 2002.

                                       DEBTOR:

                                       /s/ Graciela R. Garton
                                       -----------------------------------------
                                       Graciela R. Garton, M.D.

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